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                                                                    EXHIBIT 23.2

[NSA LOGO APPEARS HERE]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

       We hereby consent to the reference to our firm and to our reports effective December 31, 1994; December 31, 1995; and December 31, 1996, and to the use of our reports in the Annual Report of Flores & Rucks, Inc. on Form 10-KA for the year ended December 31, 1996 to be filed with the Securities and Exchange Commission on or about May 7, 1997.


                                  NETHERLAND, SEWELL & ASSOCIATES, INC.


                                  By:   Original Signed by Frederic D. Sewell
                                      -----------------------------------------
                                      Frederic D. Sewell
                                      President

  Dallas, Texas
  May 6, 1997